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                                                                   EXHIBIT 23.1



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




Search Financial Services Inc.
Dallas, Texas


         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Form S-8) pertaining to the Search Financial Services Inc. 1997 Stock Option Plan of our report dated May 23, 1997, relating to the consolidated financial statements of Search Financial Services Inc. appearing in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997.


                                        /s/ BDO Seidman, LLP

                                        BDO SEIDMAN, LLP



Dallas, Texas
August 22, 1997